U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2007

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	33-0814123 (IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 3, 2007, Viral Genetics, Inc. (the “Company”) and a newly-formed subsidiary of the Company, V-Clip Pharmaceuticals, Inc., a California corporation (“V-Clip”), entered into a series of agreements with the Regents of The University of Colorado (the “University”); an affiliate of the University, University License Equity Holdings, Inc. (“ULEHI”); and Dr. Karen Newell (“Newell”), pertaining to the grant of an exclusive license of certain patent rights owned by the University, an investment by ULEHI in V-Clip, and a consulting arrangement with Newell. The agreements were ratified and approved the board of directors of the Company on December 14, 2007.

Pursuant to an Exclusive License Agreement dated November 30, 2007 by and between the University, V-Clip, and the Company (the “License Agreement”), a copy of which is filed herewith as Exhibit 10.3, the University granted to V-Clip an exclusive worldwide license (the “License”) to certain know-how and patented technology relating to the diagnosis and treatment of HIV, AIDS, Hepatitis C and Herpes, all as described in the License Agreement; provided, however, that in the event of, and upon, the exercise of an option by the Company to merge V-Clip entirely into the Company (the “Merger”), the Company will become the Licensee under the License Agreement.  V-Clip is a newly-formed California corporation, forty-four percent (44%) of the issued and outstanding stock of which is owned by the Company.

Under the License Agreement, the Licensee (as defined therein) agreed to issue, as a license issue fee, six percent (6%) of the issued and outstanding shares of capital stock of V-Clip on a fully-diluted basis (the “Fee Shares”).  A minimum annual royalty of $25,000 is payable in respect of the License, which amount will increase to $75,000 after commencement of commercial sales of products incorporating the licensed technology, and additional royalties will become payable under the License Agreement upon certain conditions as more fully described therein.  The Licensee has also agreed to sponsor research at an annual indirect cost rate of $100,000 by making quarterly payments of $25,000 during each of the four years commencing January 1, 2008, provided that at the time any such payment is due, Newell is employed by the University (the aggregate of such quarterly payments shall be referred to as the “Sponsored Research Payments”).

Pursuant to the terms of a subscription agreement signed on December 3, 2007, with an effective date of November 30, 2007 (the “Subscription Agreement”), a copy of which is filed herewith as Exhibit 10.4, V-Clip issued the Fee Shares to ULEHI, comprising 600 shares of V-Clip’s common stock.  The balance of V-Clip’s issued and outstanding stock not held by the Company and ULEHI, constituting fifty percent (50%) of such stock, is held by Newell and three other individuals.  ULEHI was granted certain anti-dilution and pre-emptive rights under the Subscription Agreement whereby ULEHI can maintain its percentage ownership in V-Clip.  These rights are terminable upon various events, including the Merger.

In connection with the execution and delivery of the License Agreement and the Subscription Agreement, each of the Company, V-Clip and ULEHI, signed on December 3, 2007, with an effective date of November 30, 2007, a Memorandum of Understanding (the “MOU”), a copy of which is filed herewith as Exhibit 10.5.  The MOU provides that the Company shall perform work valued at $600,000 to determine the viability of the Licensed Product(s) and Licensed Process(es) pursuant to the License Agreement.  The MOU also provides that the Company shall have the option, exercisable within one year of the date of the MOU, to require V-Clip to complete the Merger.  In the event the Merger is effected, in exchange for their stock of V-Clip in connection therewith, the Company has agreed to issue to the V-Clip stockholders (excluding the Company) an aggregate of 18,529,915 shares of the Company’s common stock, plus an additional amount of common stock to ULEHI, which amount is equal to the product of (i) the total number of the Company’s issued and outstanding shares of common stock at the time of the Merger (which amount shall, for this purpose, include all of the total number of shares of the Company’s common stock issuable in connection with the Company’s convertible debt at the time of the Merger) multiplied by (ii) the percentage ownership of ULEHI in V-Clip at the time of the Merger.  The Company has also agreed to issue options and warrants to the V-Clip stockholders (other than the Company) in the event of the Merger, which would be exercisable for an additional 31,457,635 shares of the Company’s common stock at exercise prices from $0.03 to $0.39 (weighted average of $0.166) and expiring from March 2010 to November 2017, plus stock issuable pursuant to exercise of options and warrants issued to ULEHI according to the formulas set forth in the MOU at similar exercise prices.  All of the securities issuable in connection with the Merger are collectively referred to hereinafter as the “Merger Securities.”

Also in connection with the execution and delivery of the License Agreement, the Company has entered into a consulting agreement with Newell (the “Consulting Agreement”) that provides for the payment of $3,000 per month and the grant of an option to acquire 200,000 shares of the Company’s common stock at an exercise price of $0.04, expiring in November 2012.  A copy of the Consulting Agreement is filed herewith as Exhibit 10.6.  The securities issuable to Newell under the Consulting Agreement are hereinafter collectively referred to as the “Newell Securities.”

Item 3.02	Unregistered Sales of Equity Securities

See the discussions above, each of which is incorporated herein, of (i) the conditional agreement by the Company to issue the Merger Securities, and (ii) the issuance of the Newell Securities.

On October 1, 2007, the Company issued an aggregate of 1,666,667 units for total consideration of $100,000, each unit being comprised of one share of the Company’s common stock and two (2) warrants, each such warrant exercisable for one (1) additional share of common stock at a exercise price of $0.15 per share.  Half of these warrants expire on November 30, 2008, and the remaining half expire on November 30, 2010.  The Company also issued 400,000 shares of its common stock pursuant to the provisions of a consulting agreement at a deemed price of $0.08 per share, along with warrants to acquire, on or before October 1, 2010, an additional 50,000 shares at an exercise price of $0.15 per share.

On October 1, 2007, the Company issued an aggregate of 1,136,772 shares of its common stock to an employee, Monica Ord, 700,000 of which were issued upon exercise of stock options at a price of $0.01 per share, and 436,772 of which were issued at prices ranging from approximately $0.09 to $0.10 per share as bonus shares pursuant to Ms. Ord’s employment agreement with the Company.

The securities described above were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits

A copy of the following document is included as an exhibit to this report.

Exhibit No.	Description of Document

10.3	Exclusive License Agreement (redacted) dated November 30, 2007 by and among the Regents of The University of Colorado, V-Clip Pharmaceuticals, Inc., and Viral Genetics, Inc.

10.4	Subscription Agreement dated November 30, 2007 by and between V-Clip Pharmaceuticals, Inc. and University License Equity Holdings, Inc.

10.5	Memorandum of Understanding dated November 30, 2007 by and among Viral Genetics, Inc., V-Clip Pharmaceuticals, Inc. and University License Equity Holdings, Inc.

10.6	Consulting Agreement dated November 30, 2007 by and between Viral Genetics, Inc. and Dr. Karen Newell

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: December 19, 2007	By:	/s/ Haig Keledjian
Haig Keledjian, President